Calculation of Filing Fee Tables
S-3
CRISPR Therapeutics AG
Table 1: Newly Registered and Carry Forward Securities
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Common Shares, CHF 0.03 par value	457(r)				0.0001476
Fees to be Paid	2	Debt	Debt Securities	457(r)				0.0001476
Fees to be Paid	3	Equity	Warrants	457(r)				0.0001476
Fees to be Paid	4	Equity	Units	457(r)				0.0001476
Fees to be Paid	5	Equity	Subscription Rights	457(r)				0.0001476
Fees to be Paid		Equity	Common Shares, CHF 0.03 par value	457(o)			$ 0.00	0.0001476	$ 0.00
Fees to be Paid	6	Equity	Common Shares, CHF 0.03 par value	457(o)	378,641,978		$ 378,641,978.00	0.0001476	$ 55,887.56
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 378,641,978.00		$ 55,887.56
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 45,799.81
			Net Fee Due:						$ 10,087.75
Offering Note
[1]	(3) Including such indeterminate amount of common shares as may be issued from time to time at indeterminate prices or upon conversion of debt securities registered hereby, or upon exercise of warrants registered hereby, as the case may be.

[2]	(4) Including such indeterminate principal amount of debt securities as may be issued from time to time at indeterminate prices or upon exercise of warrants registered hereby, as the case may be.

[3]	(5) Warrants may be sold separately or together with any of the securities registered hereby and may be exercisable for common shares, debt securities or units registered hereby. Because the warrants will provide a right only to purchase such securities offered hereunder, no additional registration fee is required.

[4]	(6) Each unit will be issued under a unit agreement and will represent an interest in two or more securities registered pursuant to this registration statement, which may or may not be separable from one another. Because the units will provide a right only to purchase such securities offered hereunder, no additional registration fee is required.

[5]	(7) Each subscription right will be issued under a subscription right agreement and will represent an interest in two or more securities registered pursuant to this registration statement, which may or may not be separable from one another. Because the subscription rights will provide a right only to purchase such securities offered hereunder, no additional registration fee is required.

[6]	(8) On September 19, 2018, the registrant filed an Automatic Shelf Registration Statement on Form S-3ASR (File No. 333-227427) and on January 15, 2021, the registrant filed a prospectus supplement, which registered the offer and sale of up to $600,000,000 of the registrant's common shares (the "January 2021 ATM Prospectus") under the terms of an Open Market Sale Agreement with Jefferies LLC, of which $378,641,978 of securities remain unsold (the "Unsold Securities"). At the time of the January 2021 ATM Prospectus (File No. 333-227427), the registrant paid a registration fee of $65,460, which was filed for common shares, CHF 0.03 par value, having an aggregate offering price of up to $600,000,000 that may be issued or sold pursuant to the January 2021 ATM Prospectus. On July 29, 2021, the registrant filed an Automatic Shelf Registration Statement on Form S-3ASR (333-258274) and sales agreement prospectus (the "July 2021 ATM Prospectus"), which carried forward $45,799.81 that was previously paid in connection with the January 2021 ATM Prospectus and that the registrant is carrying forward in connection with this registration statement. As of the date of this registration statement, the registrant has sold $221,358,022 pursuant to the January 2021 ATM Prospectus and July 2021 ATM Prospectus. The registrant is registering the offer and sale of the Unsold Securities pursuant to the January 2021 ATM Prospectus and July 2021 ATM Prospectus.

Table 2: Fee Offset Claims and Sources
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims	1, 2	CRISPR Therapeutics AG	S-3	333-258274	07/29/2021		$ 45,799.81	Unallocated (Universal) Shelf	Common Shares, CHF 0.03 par value	378,641,978	$ 378,641,978.00
Fee Offset Sources	3	CRISPR Therapeutics AG	S-3	333-258274		07/29/2021						$ 45,799.81
Rule 457(p) Statement of Withdrawal, Termination, or Completion:
[1]	(8) On September 19, 2018, the registrant filed an Automatic Shelf Registration Statement on Form S-3ASR (File No. 333-227427) and on January 15, 2021, the registrant filed a prospectus supplement, which registered the offer and sale of up to $600,000,000 of the registrant's common shares (the "January 2021 ATM Prospectus") under the terms of an Open Market Sale Agreement with Jefferies LLC, of which $378,641,978 of securities remain unsold (the "Unsold Securities"). At the time of the January 2021 ATM Prospectus (File No. 333-227427), the registrant paid a registration fee of $65,460, which was filed for common shares, CHF 0.03 par value, having an aggregate offering price of up to $600,000,000 that may be issued or sold pursuant to the January 2021 ATM Prospectus. On July 29, 2021, the registrant filed an Automatic Shelf Registration Statement on Form S-3ASR (333-258274) and sales agreement prospectus (the "July 2021 ATM Prospectus"), which carried forward $45,799.81 that was previously paid in connection with the January 2021 ATM Prospectus and that the registrant is carrying forward in connection with this registration statement. As of the date of this registration statement, the registrant has sold $221,358,022 pursuant to the January 2021 ATM Prospectus and July 2021 ATM Prospectus. The registrant is registering the offer and sale of the Unsold Securities pursuant to the January 2021 ATM Prospectus and July 2021 ATM Prospectus.

Offset Note
[2]	(1) The amount to be registered consists of an indeterminate amount of common shares, debt securities, warrants, units and/or subscription rights. There is also being registered hereunder such currently indeterminate number of (i) common shares or other securities of the registrant as may be issued upon conversion of, or in exchange for, convertible or exchangeable debt securities registered hereby or (ii) common shares, debt securities or units as may be issued upon exercise of warrants registered hereby, as the case may be. Any securities registered hereunder may be sold separately or together with other securities registered hereunder. Pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), this registration statement also covers any additional securities that may be offered or issued in connection with any stock split, stock dividend or pursuant to anti-dilution provisions of any of the securities. Separate consideration may or may not be received for securities that are issuable upon conversion, exercise or exchange of other securities.

[3]	(9) Pursuant to Rule 457(p) under the Securities Act, the registrant hereby applies $45,799.81 of the registration fee previously paid in connection with the January 2021 ATM Prospectus and carried forward by the July 2021 ATM Prospectus in connection with the Unsold Securities to offset the registration fees that are payable in connection with the registration of securities on this registration statement. Pursuant to Rule 457(p) under the Securities Act, the offering of the Unsold Securities under the July 2021 ATM Prospectus will be deemed terminated as of the date of effectiveness of this registration statement.